Exhibit 99.1

Contact:	Larry Wexler	Murray A. Louis, V.P.
Voice:	610.676.1440	610.676.1932
E-Mail:	lwexler@seic.com	mlouis@seic.com
Pages:	1

For Immediate Release

SEI Investments Announces Increase in Stock Repurchase Program

Oaks, PA – April 28, 2004 – SEI Investments Company (NASDAQ:SEIC) announced today that its Board of Directors has approved an increase in its stock repurchase program by an additional $50 million.

During the calendar year 2004, (thru April 27th) the Company repurchased approximately 1.55 million shares at a cost of $49.6 million.

About SEI

SEI Investments (NASDAQ:SEIC) is a leading global provider of asset management and investment technology solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending March 31, 2004, SEI administers over $272 billion in mutual fund and pooled assets, manages over $96 billion in assets, processes almost $50 trillion of investment transactions annually and operates 22 offices in 11 countries. For more information, visit www.seic.com.